FOR IMMEDIATE RELEASE

CONTACT:
Mary Abood
Vice President, Corporate Communications
216-931-9551 or 216-696-7000, Ext. 9551
or mabood@penton.com

PENTON DIVESTS EUROPEAN BUSINESSES,
FOCUSES ON GROWTH OPPORTUNITIES

CLEVELAND, OH – April 21, 2005 – Penton Media, Inc. (OTCBB: PTON) announced today that it has sold its United Kingdom operations to members of the business’ management team and other investors, led by Northern Venture Managers (NVM) and U.K. Managing Director Andy Center. Penton retained a 10% interest in the business. The Company also recently completed the sale of 70% of its 50% interest in its Penton Media Germany subsidiary to            Neue Medien Ulm Holdings GmbH. Terms of the transactions were not disclosed.

Principal assets in the U.K. transaction include: the International Leisure Industry Week exhibition; the Internet World U.K. exhibition and related events; the Service Management Europe exhibition and Service Management Europe magazine; and the Lightspeed European Roadshows. The sale also includes a number of other events and print and online media serving primarily technology and manufacturing markets.

The U.K. transaction does not include Natural Products Expo Europe or Electronic Design Europe magazine, which are managed from Penton’s U.S. operations.

Penton said there would be no significant impact on future earnings as a result of the transaction.

“We regularly review our portfolio to determine what markets and properties provide us with the greatest opportunity for market leadership and long-term growth,” said David Nussbaum, Penton’s chief executive officer. “We determined that the portfolio we are divesting does not fit our strategic growth objectives as we focus new product innovation on e-media and on leveraging our strong print brands in the U.S. and Asia.

“Examples of this growth strategy at work include movement into China with Electronic Design online and Foundry magazine in digital format; growth of our electronics OEM portfolio through a partnership with DiscoverCircuits.com and the recent purchase of the largest-known power products database; investment in software and strategic partnerships that have already begun to drive solid search-related online revenues for several of our business units; and relaunches of major Web sites, including those of IndustryWeek, Air Transport World, Contracting Business and Hydraulics & Pneumatics.”

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Penton Divests European Businesses, page 2 of 2, April 21, 2005

Penton Media (www.penton.com) is a diversified business-to-business media company that provides high-quality content and integrated marketing solutions to the following industries: aviation; design/engineering; electronics; food/retail; government/compliance; business technology/enterprise IT; leisure/hospitality; manufacturing; mechanical systems/construction; health/nutrition and natural and organic products; and supply chain. Founded in 1892, Penton produces market-focused magazines, trade shows, conferences and online media, and provides a broad range of custom media and direct marketing solutions for business-to-business markets.

This press release contains statements relating to Penton Media, Inc. that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. Although Penton believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Actual results or events may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, the success of product launches and strategic partnerships, the successful integration of acquisitions, and other factors contained in Penton’s most recent quarterly report on Form 10-Q and annual report on Form 10-K, as well as its other filings with the Securities and Exchange Commission.

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